UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2022

HF FOODS GROUP INC
(Exact Name of Registrant as Specified in Charter)

Delaware State or Other Jurisdiction of Incorporation of Organization)	001-38013 (Commission File Number)	81-2717873 (IRS Employer Identification Number)

6325 South Rainbow Boulevard, Suite 420 Las Vegas, Nevada (Address of Principal Executive Offices)	89118 (Zip Code)

Registrant’s telephone number, including area code: (888)-905-0998

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	HFFG	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 15, 2022, HF Foods Group, Inc. (the “Company”) agreed to hire Xi Lin (aka Felix Lin) as Chief Operating Officer. Mr. Lin is a current member of the board of directors of the Company (the “Board”), in which capacity he has served since November 4, 2019.
Mr. Lin, age 33, has extensive experience in corporate operations, HR, manufacturing, corporate finance, corporate accounting, fixed asset management, international business development, and strategic development. He has previously worked in a number of positions at Blue Bird Corporation since 2011. His last position was Vice President of Human Resource and External Affairs, with responsibility for human resources, government relations, training and strategic relationships. He has also held various other positions within Blue Bird Corporation in the Operations Management Department from 2015 to 2016, the Finance and Accounting Department in 2011 and from 2013 to 2015, and the Business Development Department in 2012. Mr. Lin received his B.A. in Accounting and Finance from the Eugene Stetson School of Business and Economics in Georgia, a Master’s degree in Accountancy from the J. Whitney Bunting College of Business in Georgia, and a Master’s degree in Business Administration from the University of North Carolina at Chapel Hill.
Mr. Lin entered into an agreement with the Company providing for an at-will employment relationship. The agreement provides that Mr. Lin will receive an annual base salary of $450,000 as well as a grant of restricted stock units equal to $100,000 as soon as practicable after Mr. Lin’s start date. The agreement also provides Mr. Lin with the opportunity to receive an annual target bonus equal to 100% of his base salary and equity grants in the form of restricted stock units equal to the value of 50% of his base salary and performance stock units equal to the value of 50% of his base salary. Mr. Lin will be also eligible for severance benefits under the HF Foods Group Severance Plan, including payment of one times base salary for termination without cause, or termination for good reason, and two times base salary for a termination by the Company or acquiring party in conjunction with a change in control.
The agreement also provides that Mr. Lin will transition to a non-independent Board member on May 1, 2022, and will resign from his position on the Board when a new independent Board member is appointed. Mr. Lin will remain as the Audit and Special Investigation Committee chairs through April 30, 2022. The foregoing description is qualified in its entirety by reference to the terms of the agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.
There are no family relationships between Mr. Lin and any of the Company’s directors or executive officers, and the Company has not entered into any transactions with Mr. Lin that are reportable under Item 404(a) of Regulation S-K.
There is no arrangement or understanding between Mr. Lin and any other persons pursuant to which Mr. Lin was promoted to Chief Operating Officer.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This Current Report on Form 8-K contains statements that are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends these forward-looking statements to be covered by the safe harbor provisions for such statements. All statements that do not concern historical facts are forward-looking statements. The words “believe,” “could,” “possibly,” “probably,” “anticipate,” “estimate,” “project,” “expect,” “may,” “will,” “should,” “seek,” “intend,” “plan,” “expect,” or “consider” and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. These forward-looking statements should be considered in light of these risks and uncertainties. The Company bases its forward-looking statements on information currently available to it at the time of this report and undertakes no obligation to update or revise any forward-looking statements, whether as a result of changes in underlying circumstances, new information, future events or otherwise.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibits
10.1	Offer of Employment for Felix Lin dated April 15, 2022
104	Cover Page Interactive Data File. The cover page XBRL tags are embedded within the inline XBRL document (contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HF FOODS GROUP INC.

Date: April 20, 2022	/s/ Xiao Mou Peter Zhang
Xiao Mou Peter Zhang
Chief Executive Officer